EXHIBIT 99.1

Spark Networks SE Names David Clark Chief Financial Officer

Former Meet Group CFO will bolster LOV executive team and facilitate expansion into social discovery market

BERLIN, June 17, 2021 -- Spark Networks SE (NYSE American: LOV), a leading social dating platform for meaningful relationships today announced the appointment of David Clark as Chief Financial Officer, effective August 10th, 2021.

Mr. Clark brings more than 20 years of public company CFO experience to his role at Spark Networks. He currently serves as Chief Financial Officer for Synchronoss Technologies, Inc. (NASDAQ: SNCR), a global leader and innovator in cloud, messaging, digital and IoT products. Prior to Synchronoss, Mr. Clark served as the CFO of The Meet Group, a subsidiary of ParshipMeet Group, a leading provider of interactive dating solutions, including some of the world’s largest livestreaming video dating apps. He was the CFO of Nutrisystem from 2007 to 2013. Clark’s first CFO role was at Suncom Wireless from 1997 to 2006, where he successfully scaled the company to more than $800 million in revenue, before ultimately merging the company with T-Mobile. He is a graduate of Boston College with a B.S. in Accounting and Economics.

“David brings a wealth of public market experience and strong industry knowledge to our executive team, and we are delighted to welcome him to Spark,” said Eric Eichmann, CEO of Spark Networks. “I am confident that his financial acumen and industry experience will help improve our capital structure and strengthen our financial markets presence.”

“I am very pleased to join Spark at such an exciting time for the company as it embarks on a new chapter within the rapidly growing social discovery space,” said Mr. Clark. “I look forward to working with the entire Spark team to execute Spark’s strategic growth plans in social dating for meaningful relationships.”

Safe Harbor Statement:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, statements involving known and unknown risks, uncertainties, and other factors that may cause Spark Networks’ performance or achievements to be materially different from those of any expected future results, performance, or achievements. These statements include without limitation statements regarding the expected benefits to Spark Networks of David Clark’s appointment as Chief Financial Officer.

Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” and variations thereof, or the use of future tense, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to, the risk that the benefits from the acquisition of Zoosk, Inc. may not be fully realized or may take longer to realize than expected; risks related to the degree of competition in the markets in which Spark Networks operates; risks related to the ability of Spark Networks to retain and hire key personnel, operating results and business generally; the timing and market acceptance of new products introduced by Spark Networks' competitors; Spark Networks' ability to identify potential acquisitions; Spark Networks' ability to comply with new and evolving regulations relating to data protection and data privacy; general competition and price measures in the market place; risks related to the duration and severity of COVID-19 and its impact on Spark Networks' business; and general economic conditions. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” in Spark Networks’ Annual Report on Form

EXHIBIT 99.1
10-K for the year ended December 31, 2020 and in other sections of Spark Networks' filings with the Securities and Exchange Commission (“SEC”), and in Spark Networks' other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement except as required by law.

About Spark Networks SE:
Spark Networks SE is a leading global dating company, listed on the New York Stock Exchange American under the ticker symbol “LOV,” with headquarters in Berlin, Germany, and offices in New York and Utah. The Company’s widening portfolio of premium and freemium dating apps include Zoosk, EliteSingles, SilverSingles, Christian Mingle, Jdate, and JSwipe, among others. Spark Networks SE in its current form is the result of the merger between Affinitas GmbH and Spark Networks, Inc. in 2017 and the addition of Zoosk, Inc. in 2019. Spark has approximately one million monthly paying subscribers globally.

For More Information
Investors:
Christopher Camarra
Vice President of Investor Relations
christopher.camarra@spark.net